UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant

To Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2006

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer Identification Number)

14000 SAN BERNARDINO AVENUE FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 Change	in Registrant’s Certifying Accountant

(a)	Termination in Relationship with registered public accounting firm

As reported on the Company’s Form 8-K dated December 14, 2006 and filed on December 18, 2006, the Board of Directors of California Steel Industries, Inc., dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm upon completion of PwC’s procedures on the Company’s financial statements as of and for the year ended December 31, 2006 and the related Form 10-K of the Company for the year ended December 31, 2006, and upon completion of such procedures on March 28, 2007, the Company’s dismissal of PwC became final.

During the fiscal years ended December 31, 2006 and 2005 and through March 28, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PwC’s satisfaction would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2006 and 2005 and through March 28, 2007, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The reports of PwC on the consolidated financial statements of California Steel Industries, Inc. as of and for the years ended December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or otherwise modified as to uncertainty, audit scope or accounting principles.

A letter from PwC is attached as Exhibit 16.1 to this Form 8-K/A.

ITEM 9.01 FINANCIAL	STATEMENTS AND EXHIBITS

(d) Exhibits

16.1	Letter from PwC to the Securities and Exchange Commission, dated April 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 3, 2007	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/s/ MASAKAZU KURUSHIMA
Masakazu Kurushima,
President and Chief Executive Officer